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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement of MidAmerican Funding, LLC on Form S-4 of our report dated January 22, 1999, except with the respect to paragraph three in Note (10) and the related information, as to which the date is October 6, 1999, relating to the financial statements and financial statement schedule of MHC Inc. (formerly MidAmerican Energy Holdings Company) which appear in such Registration Statement.

We also consent to the incorporation by reference in this Registration Statement of MidAmerican Funding, LLC on Form S-4 of our report dated January 22, 1999, except with respect to Note (1) (a), as to which the date is March 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of MidAmerican Energy Company and subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Annual Report on Form 10-K incorporated by reference in this Form S-4.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Kansas City, Missouri                          /s/ PricewaterhouseCoopers LLP
                                             ----------------------------------
January 11, 1999                                   PricewaterhouseCoopers LLP